SEACOAST REPORTS FOURTH QUARTER AND FULL YEAR 2021 RESULTS
Full Year Net Income of $124.4 Million, Increasing 60% Year-over-Year
Strong Growth in Loan Outstandings and Record Loan Pipelines Highlight Q4 Results

STUART, Fla., January 27, 2022 /GLOBE NEWSWIRE/ -- Seacoast Banking Corporation of Florida ("Seacoast" or the "Company") (NASDAQ: SBCF) today reported net income in the fourth quarter of 2021 of $36.3 million, or $0.62 per diluted share. Fourth quarter 2021 results represent an increase of 58% compared to the third quarter of 2021, and an increase of 24% compared to the fourth quarter of 2020. For the full year 2021, net income was $124.4 million, or $2.18 per diluted share, an increase of 60% compared to the full year 2020. Adjusted net income1 for the fourth quarter of 2021 was $36.9 million, or $0.62 per diluted share. Fourth quarter 2021 adjusted results represent an increase of 26% compared to the third quarter of 2021, and an increase of 20% compared to the fourth quarter of 2020. Adjusted net income1 for the full year 2021 was $135.0 million, or $2.36 per diluted share, an increase of 52% compared to the full year 2020. At December 31, 2021, the ratio of tangible common equity to tangible assets was 11.09%, tangible book value per share was $17.84 and the Tier 1 capital ratio was 17.4%.
For the fourth quarter of 2021, return on average tangible assets was 1.51%, return on average tangible shareholders' equity was 14.29%, and the efficiency ratio was 53.70%, compared to 1.00%, 9.56%, and 59.55%, respectively, in the prior quarter, and 1.49%, 13.87%, and 48.23%, respectively, in the prior year quarter. For the full year 2021, return on average tangible assets was 1.41%, return on average tangible shareholders’ equity was 13.27%, and the efficiency ratio was 55.39%, compared to 1.08%, 10.10%, and 54.84%, respectively for the full year 2020. Adjusted return on average tangible assets1 in the fourth quarter of 2021 was 1.49%, adjusted return on average tangible shareholders' equity1 was 14.11%, and the adjusted efficiency ratio1 was 53.43%, compared to 1.23%, 11.72%, and 51.50%, respectively, in the prior quarter, and 1.50%, 14.00%, and 48.75%, respectively, in the prior year quarter. Adjusted return on average tangible assets1 for the full year 2021 was 1.48%, adjusted return on average tangible shareholders' equity1 was 13.97%, and the adjusted efficiency ratio1 was 52.59%, compared to 1.17%, 10.93%, and 51.63% for the full year 2020.
Charles M. Shaffer, Seacoast's President and CEO, said, "The Seacoast team delivered another outstanding quarter, generating $42.3 million in pre-tax pre-provision earnings and producing 8% annualized loan growth for the quarter. I am particularly proud of our team's continued execution of our strategic priorities, including an ongoing focus on improving our customers' digital experiences and positioning Seacoast as the leading commercial bank in Florida."
Shaffer added, "During the quarter, we continued to recruit both individual bankers and teams from upstream organizations challenged with integrating larger mergers. This high-quality talent is beginning to contribute materially to our pipelines, and we are excited to welcome these bankers to the Seacoast franchise."
Shaffer concluded, "It is an exciting period at Seacoast. Florida's inbound population growth remains strong, and our local economies are continuing to expand at a significant pace. The recruiting pipeline has never been stronger, and in the first quarter, we will introduce our clients to a much improved digital experience. When you put all of this together, in combination with our fortress balance sheet and ample liquidity, it provides confidence that the coming year is primed for disciplined growth."

2022 Acquisitions of Sabal Palm Bancorp, Inc. and Business Bank of Florida Corp.
On January 3, 2022, the Company completed the acquisitions of Sabal Palm Bancorp, Inc, and Business Bank of Florida Corp., providing an entry into the desirable Sarasota market and deepening the Company’s presence in Brevard County, Florida.

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

Financial Results
Income Statement
•Net income was $36.3 million, or $0.62 per diluted share for the fourth quarter of 2021 compared to $22.9 million, or $0.40, for the prior quarter, and $29.3 million, or $0.53, for the prior year quarter. For the year ended December 31, 2021, net income was $124.4 million, or $2.18 per diluted share, compared to $77.8 million, or $1.44, for the year ended December 31, 2020. Adjusted net income1 for the fourth quarter of 2021 was $36.9 million, or $0.62 per diluted share, compared to $29.4 million, or $0.51, for the prior quarter, and $30.7 million, or $0.55, for the prior year quarter. For the year ended December 31, 2021, adjusted net income1 was $135.0 million, or $2.36 per diluted share, compared to $89.0 million, or $1.65, for the year ended December 31, 2020.
•Net revenues were $91.0 million in the fourth quarter of 2021, an increase of $0.6 million, or 1%, compared to the prior quarter, and an increase of $7.3 million, or 9%, compared to the prior year quarter. For the year ended December 31, 2021, net revenues were $346.8 million, an increase of $22.4 million, or 7%, compared to the year ended December 31, 2020. Adjusted revenues1 were $90.6 million in the fourth quarter of 2021, an increase of $0.2 million compared to the prior quarter, and an increase of $6.9 million, or 8.2%, compared to the prior year quarter. For the year ended December 31, 2021, net revenues were $346.6 million, an increase of $23.5 million, or 7%, compared to the year ended December 31, 2020.
•Net interest income totaled $72.3 million in the fourth quarter of 2021, an increase of $1.0 million, or 1%, from the prior quarter, reflecting the benefit of strong organic loan growth, partially offset by lower recognition of fees from slower PPP loan forgiveness. For the year ended December 31, 2021, net interest income was $276.0 million, an increase of $13.3 million, or 5%, compared to the year ended December 31, 2020. As of December 31, 2021, remaining deferred fees on PPP loans total $2.4 million, which will be recognized over the loans' remaining contractual maturity or earlier, as loans are forgiven.
•Net interest margin declined to 3.16% in the fourth quarter of 2021 compared to 3.22% in the third quarter of 2021, driven by lower yields on securities and loans reflective of the rate environment, partially offset by lower levels of excess liquidity and lower cost of deposits. Excluding the effect of PPP and accretion on acquired loans, net interest margin increased two basis points, from 2.89% in the third quarter of 2021 to 2.91% in the fourth quarter of 2021. Securities yields declined two basis points to 1.57% with continued careful deployment of cash into securities purchases. Non-PPP loan yields declined 11 basis points to 4.18%, with a record $408.9 million in commercial loan originations during the fourth quarter of 2021. Offsetting and favorable was the decline in excess liquidity including a strategic decline in brokered deposits, and a further decline in the cost of deposits to only six basis points. The effect on net interest margin of accretion of purchase discounts on acquired loans was an increase of 15 basis points in each of the fourth and third quarters of 2021. The effect on net interest margin of interest and fees on PPP loans was an increase of 10 basis points in the fourth quarter of 2021 compared to an increase of eighteen basis points in the prior quarter.
•Noninterest income totaled $18.7 million in the fourth quarter of 2021, a decrease of $0.3 million, or 2%, compared to the prior quarter, and an increase of $3.8 million, or 25%, compared to the prior year quarter. For the year ended December 31, 2021, noninterest income was $70.7 million, an increase of $9.2 million, or 15%, compared to the year ended December 31, 2020. Results for the fourth quarter of 2021 included the following:
•Interchange revenue was flat compared to the prior quarter at $4.1 million, reflecting strong transactional volume despite the impact of the COVID-19 Omicron variant on spending late in the quarter. Economic conditions in Florida remain strong, and indications of consumer confidence are high.
•Wealth management income was $2.4 million in the fourth quarter, a decrease of $0.2 million compared to the prior quarter. Higher trust-related fees in the prior quarter drove the comparative decline. The wealth management team added $64 million in AUM during the fourth quarter, and $419
1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

million for the full year 2021, ending the year with $1.2 billion in assets under management, a 42% increase compared to the prior year.
•Mortgage banking fees were $2.0 million, compared to $2.5 million in the prior quarter, due to slowing refinance activity and continuing low housing inventory levels.
•SBA gains were $0.2 million compared to $0.8 million in the prior quarter, on lower saleable production.
•Other income increased by $1.1 million in the fourth quarter of 2021, including an increase of $0.7 million in gains from SBIC investments compared to the prior quarter. Amounts recognized on SBIC investments will vary amongst periods. In addition, the sale of a website domain name obtained in a prior bank acquisition resulted in a gain of $0.8 million, which has been removed from the presentation of adjusted net income.
•The Company recognized $0.4 million in losses in the fourth quarter of 2021 on the sale of lower-yielding securities, which were removed from the presentation of adjusted net income.
•The provision for credit losses was a net benefit of $3.9 million in the fourth quarter of 2021, reflecting continued improvement in the economic outlook, compared to a provision of $5.1 million in the prior quarter. The prior quarter included an increase associated with onboarding the Legacy Bank of Florida acquisition.
•Noninterest expense was $50.3 million in the fourth quarter of 2021, a decrease of $5.0 million, or 9%, compared to the prior quarter, and an increase of $6.6 million, or 15%, compared to the prior year quarter. For the year ended December 31, 2021, noninterest expense was $197.4 million, an increase of $11.9 million, or 6%, compared to the year ended December 31, 2020. Changes from the third quarter of 2021 included the following:
•Salaries and wages decreased $2.9 million to $25.0 million, with the prior quarter reflecting $2.6 million in merger-related expenses associated with the Legacy Bank of Florida acquisition.
•Employee benefits increased by $0.6 million to $4.8 million, primarily the result of higher employee health insurance costs.
•Outsourced data processing costs decreased by $0.4 million to $5.2 million, with increases in the prior quarter reflecting expenses related to the acquisition of Legacy Bank of Florida, offset by expenses incurred in the fourth quarter of 2021 preparing for the upgrade of the online and mobile banking platform in the first quarter of 2022.
•Legal and professional fees decreased by $1.7 million to $2.5 million, with the prior quarter reflecting $1.5 million in merger-related expenses.
•Seacoast recorded $8.3 million of income tax expense in the fourth quarter of 2021, compared to $7.0 million in the prior quarter and $8.8 million in the fourth quarter of 2020. A temporary decline in the Florida corporate income tax rate to 3.535% retroactive to January 1, 2021, lowered tax expense by $0.7 million in the fourth quarter of 2021. The tax rate increased to 5.5% effective January 1, 2022, resulting in an additional tax benefit of $0.8 million recognized in the fourth quarter of 2021 upon the adjustment of the value of deferred tax assets affected by the change. Tax benefits related to stock-based compensation totaled $0.6 million in the fourth quarter of 2021, $0.3 million in the third quarter of 2021, and were nominal in the fourth quarter of 2020.
•The ratio of net adjusted noninterest expense1 to average tangible assets was 1.96% in the fourth quarter of 2021, compared to 1.95% in the prior quarter and 2.00% in the fourth quarter of 2020.
•The efficiency ratio was 53.70% in the fourth quarter of 2021, compared to 59.55% in the prior quarter and 48.23% in the prior year quarter. The decrease from the prior quarter primarily reflects the impact of merger related expenses incurred in the prior quarter. The efficiency ratio was 55.39% for the full year 2021 compared to 54.84% for the full year 2020. The adjusted efficiency ratio1 was 53.43% in the fourth quarter of 2021, compared to 51.50% in the prior quarter and 48.75% in the prior year quarter. The adjusted efficiency ratio1 for the full year 2021 was 52.59% compared to 51.63% for the full year 2020.

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

Balance Sheet
•At December 31, 2021, the Company had total assets of $9.7 billion and total shareholders' equity of $1.3 billion. Book value per share increased to $22.40 on December 31, 2021 from $22.12 on September 30, 2021, and $20.46 on December 31, 2020. Tangible book value per share of $17.84 on December 31, 2021 increased 10% compared to December 31, 2020.
•Debt securities totaled $2.3 billion on December 31, 2021, an increase of $210.3 million, or 10%, compared to September 30, 2021. Purchases during the fourth quarter of 2021 totaled $431.1 million, consisting primarily of agency-issued collateralized mortgage obligations with an average yield of 1.48% and a duration of 3.2 years. The Company continues to take a prudent and disciplined approach to reinvesting liquidity.
•Loans totaled $5.9 billion on December 31, 2021, an increase of $19.1 million compared to September 30, 2021, inclusive of PPP loans, which declined $99.5 million during the quarter. When excluding the impact of PPP loans, loans outstanding increased $119 million, or 2% from the prior quarter.
•Loan originations were $599.9 million in the fourth quarter of 2021, compared to $744.0 million in the third quarter of 2021, a decrease of 19%. The decline in loan originations was the result of wholesale loans purchased in the prior quarter. Loan originations for the full year 2021 were $2.5 billion, an increase of 20% compared to the prior year.
•Commercial originations were $408.9 million during the fourth quarter of 2021, compared to $331.6 million in the third quarter of 2021, and $277.4 million in the fourth quarter of 2020. The combination of economic expansion and our focus on building the leading commercial bank in Florida contributed to the increase in originations during the quarter.
•Consumer originations in the fourth quarter of 2021 increased to $72.6 million from $66.4 million in the third quarter of 2021 and from $47.5 million in the fourth quarter of 2020. When comparing the fourth quarter of 2021 to the fourth quarter of 2020, consumer originations increased 53%.
•Residential loans originated for sale in the secondary market totaled $69.2 million in the fourth quarter of 2021, compared to $95.1 million in the third quarter of 2021 and $161.6 million in the fourth quarter of 2020. Limited housing inventory and slowing refinance activity contributed to lower production.
•Closed residential loans retained in the portfolio totaled $49.1 million in the fourth quarter of 2021, compared to $250.8 million in the third quarter of 2021, and $54.5 million in the fourth quarter of 2020. The third quarter of 2021 included $180.8 million in opportunistic purchases of high-quality wholesale residential home mortgage loans.
•Pipelines (loans in underwriting and approval or approved and not yet closed) totaled $483.3 million on December 31, 2021, an increase of 1% from September 30, 2021 and an increase of 60% from December 31, 2020.
•Commercial pipelines were $397.8 million as of December 31, 2021, an increase of 8% from $368.9 million at September 30, 2021, and an increase of 139% from $166.7 million at December 31, 2020. We expect commercial production and pipelines to continue to grow as we expand into new markets and add well known commercial bankers across the state.
•Consumer pipelines were $29.7 million as of December 31, 2021, compared to $31.0 million at September 30, 2021, and $18.2 million at December 31, 2020.
•Residential saleable pipelines were $30.1 million as of December 31, 2021, compared to $42.8 million at September 30, 2021, and $92.0 million at December 31, 2020. Retained residential pipelines were $25.6 million as of December 31, 2021, compared to $35.4 million at September 30, 2021, and $25.1 million at December 31, 2020.
•Total deposits were $8.1 billion as of December 31, 2021, a decrease of $266.6 million, or 3%, compared to September 30, 2021, and an increase of $1.1 billion, or 16%, compared to December 31, 2020.
•Total transaction account balances increased $34.1 million, or 1%, quarter-over-quarter, and at December 31, 2021 represent 62% of overall deposit funding.
1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

•Money market deposits decreased by $300 million to $1.7 billion, including a $189 million strategic decrease in brokered deposits. The majority of these brokered deposit balances returned to the balance sheet in January 2022.
•The Company manages excess liquidity on the balance sheet through participation in programs with third-party deposit networks. Through these programs, the Company can offer its customers access to FDIC insurance on large balances with attractive terms, and the Company can retain or sell, on an overnight basis, the underlying deposits. At December 31, 2021, the Company had sold, on an overnight basis, $228 million in deposits compared to $233 million at September 30, 2021, and $113 million at December 31, 2020. These deposits are not included in the consolidated balance sheet.
•The overall cost of deposits declined to six basis points in the fourth quarter of 2021 from seven basis points in the prior quarter.
•As of December 31, 2021, deposits per banking center were $154 million, compared to $138 million on December 31, 2020. Two new branches were opened during the fourth quarter of 2021 in Broward County, one of the fastest growing markets in Florida.
Asset Quality
•Nonperforming loans decreased by $2.0 million to $30.6 million at December 31, 2021. Nonperforming loans to total loans outstanding were 0.52% at December 31, 2021, 0.55% at September 30, 2021, and 0.63% at December 31, 2020.
•Nonperforming assets to total assets were 0.46% at December 31, 2021, 0.47% at September 30, 2021, and 0.59% at December 31, 2020.
•The ratio of allowance for credit losses to total loans was 1.41% at December 31, 2021, 1.49% at September 30, 2021, and 1.62% at December 31, 2020. Excluding PPP loans, the ratio of allowance for credit losses to total loans at December 31, 2021 was 1.43%, compared to 1.54% at September 30, 2021 and 1.79% at December 31, 2020. The decline in coverage reflects continued improvement in the economic outlook and sustained strong portfolio performance.
•Net charge-offs were $0.6 million, or 0.04%, of average loans for the fourth quarter of 2021 compared to $1.4 million, or 0.10%, of average loans in the third quarter of 2021 and $3.1 million, or 0.21%, of average loans in the fourth quarter of 2020. Net charge-offs for the four most recent quarters averaged 0.06%.
•Portfolio diversification, in terms of asset mix, industry, and loan type, has been a critical element of the Company's lending strategy. Exposure across industries and collateral types is broadly distributed. Excluding PPP loans, Seacoast's average commercial loan size is $479 thousand, reflecting an ability to maintain granularity within the overall loan portfolio.
•Construction and land development and commercial real estate loans remain well below regulatory guidance at 21% and 177% of total bank-level risk-based capital, respectively, compared to 21% and 175% respectively, in the third quarter of 2021. On a consolidated basis, construction and land development and commercial real estate loans represent 19% and 162%, respectively, of total consolidated risk-based capital.
Capital and Liquidity
•The tier 1 capital ratio was 17.4% at December 31, 2021, compared to 17.7% at September 30, 2021, and 17.4% at December 31, 2020. The total capital ratio was 18.2% and the tier 1 leverage ratio was 11.7% at December 31, 2021.
•Cash and cash equivalents at December 31, 2021 totaled $737.7 million, a decrease of $490.0 million, or 40%, from September 30, 2021, reflecting the impact of securities purchases and strategic liquidity management activities.
•Tangible common equity to tangible assets was 11.09% at December 31, 2021, compared to 10.62% at September 30, 2021, and 11.01% at December 31, 2020.
1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

•At December 31, 2021, the Company had available unsecured lines of credit of $165.0 million and lines of credit under lendable collateral value of $1.6 billion. Additionally, $1.9 billion of debt securities and $614.2 million of residential and commercial real estate loans are available as collateral for potential borrowings.
1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

FINANCIAL HIGHLIGHTS
(Amounts in thousands except per share data)	(Unaudited)
	Quarterly Trends

	4Q'21	3Q'21	2Q'21	1Q'21	4Q'20
Selected Balance Sheet Data:
Total Assets	$9,681,433	$9,893,498	$9,316,833	$8,811,820	$8,342,392
Gross Loans	5,925,029	5,905,884	5,437,049	5,661,492	5,735,349
Total Deposits	8,067,589	8,334,172	7,836,436	7,385,749	6,932,561

Performance Measures:
Net Income	$36,330	$22,944	$31,410	$33,719	$29,347
Net Interest Margin	3.16%	3.22%	3.23%	3.51%	3.59%
Average Diluted Shares Outstanding	59,016	57,645	55,901	55,992	55,739
Diluted Earnings Per Share (EPS)	$0.62	$0.40	$0.56	$0.60	$0.53
Return on (annualized):
Average Assets (ROA)	1.43%	0.93%	1.40%	1.61%	1.39%
Average Tangible Assets (ROTA)[2]	1.51	1.00	1.48	1.70	1.49
Average Tangible Common Equity (ROTCE)[2]	14.29	9.56	13.88	15.62	13.87
Tangible Common Equity to Tangible Assets[2]	11.09	10.62	10.43	10.71	11.01
Tangible Book Value Per Share[2]	$17.84	$17.52	$17.08	$16.62	$16.16
Efficiency Ratio	53.70%	59.55%	54.93%	53.21%	48.23%

Adjusted Operating Measures[1]:
Adjusted Net Income	$36,854	$29,350	$33,251	$35,497	$30,700
Adjusted Diluted EPS	0.62	0.51	0.59	0.63	0.55
Adjusted ROTA[2]	1.49%	1.23%	1.52%	1.75%	1.50%
Adjusted ROTCE[2]	14.11	11.72	14.27	16.01	14.00
Adjusted Efficiency Ratio	53.43	51.50	53.49	51.99	48.75
Net Adjusted Noninterest Expense as a Percent of Average Tangible Assets[2]	1.96	1.95	1.98	2.16	2.00

Other Data:
Market capitalization[3]	$2,070,465	$1,972,784	$1,893,141	$2,003,866	$1,626,913
Full-time equivalent employees	989	995	946	953	965
Number of ATMs	75	72	75	75	77
Full-service banking offices	54	52	48	48	51
Registered online users	136,401	133,977	129,568	126,352	123,615
Registered mobile devices	130,676	126,730	122,815	117,959	115,129
[1]Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP.
[2]The Company defines tangible assets as total assets less intangible assets, and tangible common equity as total shareholders' equity less intangible assets.
[3]Common shares outstanding multiplied by closing bid price on last day of each period.

Fourth Quarter and Full Year 2021 Strategic Highlights
Capitalizing on Seacoast’s Early Commitment to Digital Transformation
•Seacoast is utilizing best-in-class technology and our extensive digital competencies to support our growth initiatives. An upgraded online and mobile banking platform, launching in the first quarter of 2022, unifies the user experience with new functionality and features that are consistent across all devices. This new platform will also deliver a range of new digital products and services. Delivering an enhanced digital banking experience for both consumers and businesses complements our exceptional branch, ATM, and telephone banking services to deliver a very competitive value proposition.
•Routine transactions continue to migrate from the branch network to lower cost channels, including to digital offerings and to our recently upgraded ATM network. In the fourth quarter of 2021, 61% of all consumer deposit transactions were completed outside of the branch network, an increase of 10% compared to the same period in 2019.
•Technology continues to help our teams outperform and provide outstanding service to our customers. A significant investment in our digital commercial loan origination platform in 2021 has accelerated our speed to market, providing a quicker renewal process and a streamlined workflow for bankers and underwriters. Customers have also benefited from our automated PPP forgiveness solution integrated with our existing technology infrastructure.

Driving Sustainable Growth and Expanding our Footprint
•Our balanced growth strategy includes organic growth initiatives across the state, including recent entries into Northeast Florida and Naples/Ft. Myers with key additions to our commercial banking leadership and teams. In 2021, we added 20 experienced bankers in the state’s most dynamic and fastest growing markets. We expect to continue to invest in well known seasoned bankers in the coming year.
•Seacoast continues to evolve our branch footprint in order to redirect capacity into attractive growth markets. In alignment with this strategy, four banking center locations were consolidated in 2021, and two new branches opened.

Scaling and Evolving Our Culture
•In 2021, Seacoast customer satisfaction scores exceeded industry benchmarks, a reflection of best-in-class branch and call center customer service experiences. Seacoast index scores were 110% compared to the industry benchmark for branch customer service and 104% compared to the industry benchmark for call center support according to a leading data analytics and consumer intelligence company.
•In November, Seacoast Bank was named one of the Best Banks to Work For in 2021 by American Banker. This is the second consecutive year that Seacoast was selected for this award. In July, Seacoast Bank was named to the Orlando Business Journal’s 2021 Best Places to Work. These distinctions recognize an outstanding leadership team that continually puts its employees first and prioritizes a collaborative and inclusive workplace.
•Seacoast Bank was named among Forbes Magazine’s 2021 America’s Best-In-State Banks and Credit Unions. Seacoast has the distinction of being the only Florida-headquartered community bank to make the list. Forbes partnered with market research firm Statista to survey nearly 25,000 people in the U.S. about their banking relationships. Banks and credit unions were rated on overall recommendations and satisfaction, consumer trust, terms and conditions, branch services, digital services, and financial advice. Only 2.7% of all banks made the list.

OTHER INFORMATION
Conference Call Information
Seacoast will host a conference call on January 28, 2022 at 10:00 a.m. (Eastern Time) to discuss the fourth quarter and full year 2021 earnings results and business trends. Investors may call in (toll-free) by dialing (800) 774-6070 (passcode: 7241 761; host: Charles Shaffer). Charts will be used during the conference call and may be accessed at Seacoast's website at www.SeacoastBanking.com     by selecting "Presentations" under the heading "News/Events." A replay of the call will be available for one month, beginning late afternoon on January 28, 2022, and can be accessed via a link at www.SeacoastBanking.com under the heading “Corporate Information,” using the passcode 50264428.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Seacoast's website at www.SeacoastBanking.com. The link is located in the subsection "Presentations" under the heading “Corporate Information.” Beginning late afternoon on January 28, 2022, an archived version of the webcast can be accessed from this same subsection of the website. The archived webcast will be available for one year.

About Seacoast Banking Corporation of Florida (NASDAQ: SBCF)
Seacoast Banking Corporation of Florida (NASDAQ: SBCF) is one of the largest community banks headquartered in Florida with approximately $9.7 billion in assets and $8.1 billion in deposits as of December 31, 2021. Seacoast provides integrated financial services including commercial and consumer banking, wealth management, and mortgage services to customers at over 50 full-service branches across Florida, and through advanced mobile and online banking solutions. Seacoast National Bank is the wholly-owned subsidiary bank of Seacoast Banking Corporation of Florida. For more information about Seacoast, visit www.SeacoastBanking.com.

Cautionary Notice Regarding Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning, and protections, of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about future financial and operating results, loan growth, cost savings, enhanced revenues, economic and seasonal conditions in our markets, and improvements to reported earnings that may be realized from cost controls, tax law changes, new initiatives and for integration of banks that we have acquired (including Florida Business Bank and Sabal Palm Bank) or expect to acquire, as well as statements with respect to Seacoast's objectives, strategic plans, expectations and intentions and other statements that are not historical facts, any of which may be impacted by the COVID-19 pandemic and any variants thereof and related effects on the U.S. economy. Actual results may differ from those set forth in the forward-looking statements.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates and intentions about future performance and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

All statements other than statements of historical fact could be forward-looking statements. You can identify these forward-looking statements through our use of words such as "may", "will", "anticipate", "assume", "should", "support", "indicate", "would", "believe", "contemplate", "expect", "estimate", "continue", "further", "plan", "point to", "project", "could", "intend", "target" or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic and market conditions, including seasonality and the adverse impact of COVID-19 (economic and otherwise); governmental monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve, as well as legislative, tax and regulatory changes, including those that impact the money supply and inflation; changes in accounting policies, rules and practices, including the impact of the adoption of CECL; our participation in the Paycheck Protection Program ("PPP"); the risks of changes in interest rates on the level and composition of deposits, loan demand, liquidity and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; uncertainty related to the impact of LIBOR calculations on securities and loans; changes in borrower credit risks and payment behaviors; changing retail distribution strategies, customer preferences and behavior; changes in the availability and cost of credit and capital in the financial markets; changes in the prices, values and sales volumes of residential and commercial real estate; our ability to comply with any regulatory requirements; the effects of problems encountered by other financial institutions that adversely affect us or the banking industry; our concentration in commercial real estate loans; inaccuracies or other failures from the use of models, including the failure of assumptions and estimates, as well as differences in, and changes to, economic, market and credit conditions; the impact on the valuation of our investments due to market volatility or counterparty payment risk; statutory and regulatory dividend restrictions; increases in regulatory capital requirements for banking organizations generally; the risks of mergers, acquisitions and divestitures, including our ability to continue to identify acquisition targets, successfully acquire and integrate desirable financial institutions and realize expected revenues and revenue synergies; changes in technology or products that may be more difficult, costly, or less effective than anticipated; our ability to identify and address increased cybersecurity risks; inability of our risk management framework to manage risks associated with our business; dependence on key suppliers or vendors to obtain equipment or services for our business on acceptable terms; reduction in or the termination of our ability to use the mobile-based platform that is critical to our business growth strategy; the effects of war or other conflicts, acts of terrorism, natural disasters, health emergencies, epidemics or pandemics, or other catastrophic events that may affect general economic conditions; unexpected outcomes of and the costs associated with, existing or new litigation involving us; our ability to maintain adequate internal controls over financial reporting; potential claims, damages, penalties, fines and reputational damage resulting from pending or future litigation, regulatory proceedings and enforcement actions; the risks that our deferred tax assets could be reduced if estimates of future taxable income from our operations and tax planning strategies are less than currently estimated and sales of our capital stock could trigger a reduction in the amount of net operating loss carryforwards that we may be able to utilize for income tax purposes; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and the failure of assumptions underlying the establishment of reserves for possible loan losses.

Actual results and capital and other financial conditions may differ materially from those included in these statements due to a variety of factors. These factors include, among others described above, macroeconomic and other challenges and uncertainties related to the COVID-19 pandemic, such as the duration and severity of the impact on public health (including the potential negative impact of various state and local policies enacted as a result of the pandemic and the vaccines’ efficacy against the virus, including new variants),, the U.S. and global economies, financial markets and consumer and corporate customers and clients, including economic activity and employment, as well as the various actions taken in response by governments, central banks and others, including Seacoast, and the precautionary statements included in this release.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2020 and quarterly report on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021 under "Special Cautionary Notice Regarding Forward-looking Statements" and "Risk Factors", and otherwise in our SEC reports and filings. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC's Internet website at www.sec.gov.

FINANCIAL HIGHLIGHTS			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends					Twelve Months Ended

(Amounts in thousands, except ratios and per share data)	4Q'21	3Q'21	2Q'21	1Q'21	4Q'20	4Q'21	4Q'20

Summary of Earnings
Net income	$36,330	$22,944	$31,410	$33,719	$29,347	$124,403	$77,764
Adjusted net income[1]	36,854	29,350	33,251	35,497	30,700	134,952	88,950
Net interest income[2]	72,412	71,455	65,933	66,741	68,903	276,541	263,203
Net interest margin[2,3]	3.16%	3.22%	3.23%	3.51%	3.59%	3.27%	3.65%

Performance Ratios
Return on average assets-GAAP basis[3]	1.43%	0.93%	1.40%	1.61%	1.39%	1.33%	0.99%
Return on average tangible assets-GAAP basis[3,4]	1.51	1.00	1.48	1.70	1.49	1.41	1.08
Adjusted return on average tangible assets[1,3,4]	1.49	1.23	1.52	1.75	1.50	1.48	1.17
Net adjusted noninterest expense to average tangible assets[1,3,4]	1.96	1.95	1.98	2.16	2.00	2.01	2.19

Return on average shareholders' equity-GAAP basis[3]	11.06	7.29	10.76	12.03	10.51	10.24	7.44
Return on average tangible common equity-GAAP basis[3,4]	14.29	9.56	13.88	15.62	13.87	13.27	10.10
Adjusted return on average tangible common equity[1,3,4]	14.11	11.72	14.27	16.01	14.00	13.97	10.93
Efficiency ratio[5]	53.70	59.55	54.93	53.21	48.23	55.39	54.84
Adjusted efficiency ratio[1]	53.43	51.50	53.49	51.99	48.75	52.59	51.63
Noninterest income to total revenue (excluding securities gains/losses)	20.89	21.09	18.94	21.07	17.85	20.53	18.68
Tangible common equity to tangible assets[4]	11.09	10.62	10.43	10.71	11.01	11.09	11.01
Average loan-to-deposit ratio	70.29	69.97	74.13	81.39	84.48	73.61	88.20
End of period loan-to-deposit ratio	73.84	71.46	69.93	77.48	83.72	73.84	83.72

Per Share Data
Net income diluted-GAAP basis	$0.62	$0.40	$0.56	$0.60	$0.53	$2.18	$1.44
Net income basic-GAAP basis	0.62	0.40	0.57	0.61	0.53	2.20	1.45
Adjusted earnings[1]	0.62	0.51	0.59	0.63	0.55	2.36	1.65

Book value per share common	22.40	22.12	21.33	20.89	20.46	22.40	20.46
Tangible book value per share	17.84	17.52	17.08	16.62	16.16	17.84	16.16
Cash dividends declared	0.13	0.13	0.13	—	—	0.39	—

[1]Non-GAAP measure - see "Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP.
[2]Calculated on a fully taxable equivalent basis using amortized cost.
[3]These ratios are stated on an annualized basis and are not necessarily indicative of future periods.
[4]The Company defines tangible assets as total assets less intangible assets, and tangible common equity as total shareholders' equity less intangible assets.
[5]Defined as noninterest expense less amortization of intangibles and gains, losses, and expenses on foreclosed properties divided by net operating revenue (net interest income on a fully taxable equivalent basis plus noninterest income excluding securities gains and losses).

CONDENSED CONSOLIDATED STATEMENTS OF INCOME			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends					Twelve Months Ended

(Amounts in thousands, except per share data)	4Q'21	3Q'21	2Q'21	1Q'21	4Q'20	4Q'21	4Q'20

Interest on securities:
Taxable	$8,574	$7,775	$6,559	$6,298	$6,477	$29,206	$29,718
Nontaxable	139	143	147	148	86	577	454
Fees on PPP loans	3,011	5,218	3,877	5,390	3,603	17,496	7,774
Interest on PPP loans	341	699	1,251	1,496	1,585	3,787	4,201
Interest and fees on loans - excluding PPP loans	61,049	58,507	55,220	55,412	60,407	230,188	242,391
Interest on federal funds sold and other investments	828	867	709	586	523	2,990	2,497
Total Interest Income	73,942	73,209	67,763	69,330	72,681	284,244	287,035

Interest on deposits	711	849	980	1,065	1,228	3,605	6,920
Interest on time certificates	494	583	524	1,187	2,104	2,788	13,365
Interest on borrowed money	448	453	457	468	558	1,826	4,007
Total Interest Expense	1,653	1,885	1,961	2,720	3,890	8,219	24,292

Net Interest Income	72,289	71,324	65,802	66,610	68,791	276,025	262,743
Provision for credit losses	(3,942)	5,091	(4,855)	(5,715)	1,900	(9,421)	38,179
Net Interest Income After Provision for Credit Losses	76,231	66,233	70,657	72,325	66,891	285,446	224,564

Noninterest income:
Service charges on deposit accounts	2,606	2,495	2,338	2,338	2,423	9,777	9,429
Interchange income	4,135	4,131	4,145	3,820	3,596	16,231	13,711
Wealth management income	2,356	2,562	2,387	2,323	1,949	9,628	7,507
Mortgage banking fees	2,030	2,550	2,977	4,225	3,646	11,782	14,696
Marine finance fees	147	152	177	189	145	665	690
SBA gains	200	812	232	287	113	1,531	685
BOLI income	1,295	1,128	872	859	889	4,154	3,561
Other	6,316	5,228	2,249	3,744	2,187	17,537	10,056
	19,085	19,058	15,377	17,785	14,948	71,305	60,335
Securities (losses) gains, net	(379)	(30)	(55)	(114)	(18)	(578)	1,235
Total Noninterest Income	18,706	19,028	15,322	17,671	14,930	70,727	61,570

Noninterest expenses:
Salaries and wages	25,005	27,919	22,966	21,393	21,490	97,283	88,539
Employee benefits	4,763	4,177	3,953	4,980	3,915	17,873	15,544
Outsourced data processing costs	5,165	5,610	4,676	4,468	4,233	19,919	19,053
Telephone / data lines	790	810	838	785	774	3,223	2,984
Occupancy	3,500	3,541	3,310	3,789	3,554	14,140	14,150
Furniture and equipment	1,403	1,567	1,166	1,254	1,317	5,390	5,874
Marketing	1,060	1,353	1,002	1,168	1,045	4,583	4,833
Legal and professional fees	2,461	4,151	2,182	2,582	509	11,376	9,167
FDIC assessments	713	651	515	526	528	2,405	1,268
Amortization of intangibles	1,304	1,306	1,212	1,211	1,421	5,033	5,857
Foreclosed property expense and net (gain) loss on sale	(175)	66	(90)	(65)	1,821	(264)	2,263
Provision for credit losses on unfunded commitments	—	133	—	—	(795)	133	185
Other	4,274	3,984	4,054	4,029	3,869	16,341	15,835
Total Noninterest Expense	50,263	55,268	45,784	46,120	43,681	197,435	185,552

Income Before Income Taxes	44,674	29,993	40,195	43,876	38,140	158,738	100,582
Income taxes	8,344	7,049	8,785	10,157	8,793	34,335	22,818

Net Income	$36,330	$22,944	$31,410	$33,719	$29,347	$124,403	$77,764

Per share of common stock:

Net income diluted	$0.62	$0.40	$0.56	$0.60	$0.53	$2.18	$1.44
Net income basic	0.62	0.40	0.57	0.61	0.53	2.20	1.45
Cash dividends declared	0.13	0.13	0.13	—	—	0.39	—

Average diluted shares outstanding	59,016	57,645	55,901	55,992	55,739	57,088	53,930
Average basic shares outstanding	58,462	57,148	55,421	55,271	55,219	56,586	53,502

CONDENSED CONSOLIDATED BALANCE SHEETS			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	December 31,	September 30,	June 30,	March 31,	December 31,
(Amounts in thousands)	2021	2021	2021	2021	2020

Assets
Cash and due from banks	$238,750	$199,460	$97,468	$89,123	$86,630
Interest bearing deposits with other banks	498,979	1,028,235	1,351,377	890,202	317,458
Total Cash and Cash Equivalents	737,729	1,227,695	1,448,845	979,325	404,088

Time deposits with other banks	—	750	750	750	750

Debt Securities:
Available for sale (at fair value)	1,644,319	1,546,155	1,322,776	1,051,396	1,398,157
Held to maturity (at amortized cost)	638,640	526,502	493,467	512,307	184,484
Total Debt Securities	2,282,959	2,072,657	1,816,243	1,563,703	1,582,641

Loans held for sale	31,791	49,597	42,793	60,924	68,890

Loans	5,925,029	5,905,884	5,437,049	5,661,492	5,735,349
Less: Allowance for credit losses	(83,315)	(87,823)	(81,127)	(86,643)	(92,733)
Net Loans	5,841,714	5,818,061	5,355,922	5,574,849	5,642,616

Bank premises and equipment, net	72,404	71,250	69,392	70,385	75,117
Other real estate owned	13,618	13,628	12,804	15,549	12,750
Goodwill	252,154	252,154	221,176	221,176	221,176
Other intangible assets, net	14,845	16,153	14,106	15,382	16,745
Bank owned life insurance	205,041	193,747	158,506	132,634	131,776
Net deferred tax assets	27,321	24,187	21,839	24,497	23,629
Other assets	201,857	153,619	154,457	152,646	162,214
Total Assets	$9,681,433	$9,893,498	$9,316,833	$8,811,820	$8,342,392

Liabilities and Shareholders' Equity
Liabilities
Deposits
Noninterest demand	$3,075,534	$3,086,466	$2,952,160	$2,685,247	$2,289,787
Interest-bearing demand	1,890,212	1,845,165	1,763,884	1,647,935	1,566,069
Savings	895,019	834,309	811,516	768,362	689,179
Money market	1,651,881	1,951,639	1,807,190	1,671,179	1,556,370
Other time certificates	404,601	437,973	335,370	373,297	425,878
Brokered time certificates	—	20,000	20,000	93,500	233,815
Time certificates of more than $250,000	150,342	158,620	146,316	146,229	171,463
Total Deposits	8,067,589	8,334,172	7,836,436	7,385,749	6,932,561

Securities sold under agreements to repurchase	121,565	105,548	119,973	109,171	119,609
Federal Home Loan Bank borrowings	—	—	—	—	—
Subordinated debt	71,646	71,576	71,506	71,436	71,365
Other liabilities	109,897	91,682	106,571	90,115	88,455
Total Liabilities	8,370,697	8,602,978	8,134,486	7,656,471	7,211,990

Shareholders' Equity
Common stock	5,850	5,835	5,544	5,529	5,524
Additional paid in capital	963,851	959,644	862,598	858,688	856,092
Retained earnings	358,598	329,918	314,584	290,420	256,701
Treasury stock	(10,569)	(10,146)	(10,180)	(8,693)	(8,285)
	1,317,730	1,285,251	1,172,546	1,145,944	1,110,032
Accumulated other comprehensive income, net	(6,994)	5,269	9,801	9,405	20,370
Total Shareholders' Equity	1,310,736	1,290,520	1,182,347	1,155,349	1,130,402
Total Liabilities & Shareholders' Equity	$9,681,433	$9,893,498	$9,316,833	$8,811,820	$8,342,392

Common shares outstanding	58,504	58,349	55,436	55,294	55,243

CONSOLIDATED QUARTERLY FINANCIAL DATA			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

(Amounts in thousands)	4Q'21	3Q'21	2Q'21	1Q'21	4Q'20

Credit Analysis
Net charge-offs - non-acquired loans	$541	$198	$214	$292	$3,028
Net charge-offs - acquired loans	29	1,234	441	78	99
Total Net Charge-offs	570	1,432	655	370	3,127

Net charge-offs to average loans - non-acquired loans	0.04%	0.01%	0.02%	0.02%	0.20%
Net charge-offs to average loans - acquired loans	—	0.09	0.03	0.01	0.01
Total Net Charge-offs to Average Loans	0.04	0.10	0.05	0.03	0.21

Allowance for credit losses - non-acquired loans	$64,710	$64,740	$64,525	$66,523	$69,786
Allowance for credit losses - acquired loans	18,605	23,083	16,602	20,120	22,947
Total Allowance for Credit Losses	$83,315	$87,823	$81,127	$86,643	$92,733

Non-acquired loans at end of period	$4,860,171	$4,608,801	$4,290,622	$4,208,911	$4,196,205
Acquired loans at end of period	973,751	1,106,481	782,315	870,928	972,183
Paycheck Protection Program loans at end of period[1]	91,107	190,602	364,112	581,653	566,961
Total Loans	$5,925,029	$5,905,884	$5,437,049	$5,661,492	$5,735,349

Non-acquired loans allowance for credit losses to non-acquired loans at end of period	1.33%	1.40%	1.50%	1.58%	1.66%
Total allowance for credit losses to total loans at end of period	1.41	1.49	1.49	1.53	1.62
Total allowance for credit losses to total loans, excluding PPP loans	1.43	1.54	1.60	1.71	1.79
Purchase discount on acquired loans at end of period	2.27	2.27	2.98	2.93	2.86

End of Period
Nonperforming loans	$30,598	$32,612	$32,920	$35,328	$36,110
Other real estate owned	12,223	11,843	11,019	10,836	10,182
Properties previously used in bank operations included in other real estate owned	1,395	1,785	1,785	4,713	2,569
Total Nonperforming Assets	$44,216	$46,240	$45,724	$50,877	$48,861

Accruing troubled debt restructures (TDRs)	$3,917	$4,047	$4,037	$4,067	$4,182

Nonperforming Loans to Loans at End of Period	0.52%	0.55%	0.61%	0.62%	0.63%
Nonperforming Assets to Total Assets at End of Period	0.46	0.47	0.49	0.58	0.59

	December 31,	September 30,	June 30,	March 31,	December 31,
Loans	2021	2021	2021	2021	2020

Construction and land development	$230,824	$227,459	$234,347	$227,117	$245,108
Commercial real estate - owner occupied	1,197,774	1,201,336	1,127,640	1,133,085	1,141,310
Commercial real estate - non-owner occupied	1,736,439	1,673,587	1,412,439	1,438,365	1,395,854
Residential real estate	1,425,354	1,467,329	1,226,536	1,246,549	1,342,628
Commercial and financial	1,069,356	982,552	900,206	860,813	854,753
Consumer	174,175	163,019	171,769	173,910	188,735
Paycheck Protection Program	91,107	190,602	364,112	581,653	566,961
Total Loans	$5,925,029	$5,905,884	$5,437,049	$5,661,492	$5,735,349

[1]3Q'21 includes $39 million in Paycheck Protection Program loans acquired from Legacy Bank of Florida.

AVERAGE BALANCES, INTEREST INCOME AND EXPENSES, YIELDS AND RATES [1]					(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	4Q'21			3Q'21			4Q'20
	Average		Yield/	Average		Yield/	Average		Yield/
(Amounts in thousands)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

Assets
Earning assets:
Securities:
Taxable	$2,198,517	$8,574	1.56%	$1,971,520	$7,775	1.58%	$1,496,536	$6,477	1.73%
Nontaxable	24,664	176	2.85	25,311	181	2.86	25,943	109	1.68
Total Securities	2,223,181	8,750	1.57	1,996,831	7,956	1.59	1,522,479	6,586	1.73

Federal funds sold and other investments	913,867	828	0.36	1,091,997	867	0.31	197,379	523	1.05

Loans excluding PPP loans	5,804,149	61,135	4.18	5,422,350	58,600	4.29	5,276,224	60,497	4.56
PPP loans	136,942	3,352	9.71	281,724	5,917	8.33	629,855	5,187	3.28
Total Loans	5,941,091	64,487	4.31	5,704,074	64,517	4.49	5,906,079	65,684	4.42

Total Earning Assets	9,078,139	74,065	3.24	8,792,902	73,340	3.31	7,625,937	72,793	3.80

Allowance for credit losses	(88,484)			(88,412)			(93,148)
Cash and due from banks	359,287			386,781			235,519
Premises and equipment	72,148			70,667			76,001
Intangible assets	267,692			254,980			238,631
Bank owned life insurance	195,169			164,879			131,208
Other assets	177,431			171,937			162,248

Total Assets	$10,061,382			$9,753,734			$8,376,396

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand	$1,960,083	$183	0.04%	$1,891,092	$219	0.05%	$1,458,299	$249	0.07%
Savings	866,257	63	0.03	842,018	65	0.03	672,864	166	0.10
Money market	1,851,275	465	0.10	1,860,386	565	0.12	1,523,960	813	0.21
Time deposits	595,230	494	0.33	572,661	583	0.40	911,091	2,104	0.92
Securities sold under agreements to repurchase	106,691	30	0.11	120,507	35	0.12	101,665	42	0.16
Federal Home Loan Bank borrowings	—	—	—	—	—	—	15,978	80	1.99
Other borrowings	71,600	418	2.32	71,530	418	2.32	71,321	436	2.43

Total Interest-Bearing Liabilities	5,451,136	1,653	0.12	5,358,194	1,885	0.14	4,755,178	3,890	0.33

Noninterest demand	3,179,798			2,985,582			2,424,523
Other liabilities	126,762			161,411			85,622
Total Liabilities	8,757,696			8,505,187			7,265,323

Shareholders' equity	1,303,686			1,248,547			1,111,073

Total Liabilities & Equity	$10,061,382			$9,753,734			$8,376,396

Cost of deposits			0.06%			0.07%			0.19%
Interest expense as a % of earning assets			0.07%			0.09%			0.20%
Net interest income as a % of earning assets		$72,412	3.16%		$71,455	3.22%		$68,903	3.59%

1On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.
Fees on loans have been included in interest on loans. Nonaccrual loans are included in loan balances.

AVERAGE BALANCES, INTEREST INCOME AND EXPENSES, YIELDS AND RATES [1]				(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Twelve Months Ended December 31, 2021			Twelve Months Ended December 31, 2020
	Average		Yield/	Average		Yield/
(Amounts in thousands, except ratios)	Balance	Interest	Rate	Balance	Interest	Rate

Assets
Earning assets:
Securities:
Taxable	$1,839,619	$29,206	1.59%	$1,277,441	$29,718	2.33%
Nontaxable	25,369	730	2.88	22,164	570	2.57
Total Securities	1,864,988	29,936	1.61	1,299,605	30,288	2.33

Federal funds sold and other investments	829,328	2,990	0.36	239,494	2,497	1.04

Loans excluding PPP loans	5,369,204	230,552	4.29	5,259,653	242,736	4.62
PPP loans	381,860	21,282	5.57	419,154	11,974	2.86
Total Loans	5,751,064	251,834	4.38	5,678,807	254,710	4.49

Total Earning Assets	8,445,380	284,760	3.37	7,217,906	287,495	3.98

Allowance for credit losses	(88,659)			(81,858)
Cash and due from banks	332,664			142,314
Premises and equipment	71,771			71,846
Intangible assets	249,089			231,267
Bank owned life insurance	156,599			128,569
Other assets	170,210			149,956

Total Assets	$9,337,054			$7,860,000

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand	$1,787,234	$895	0.05%	$1,324,433	$1,710	0.13%
Savings	805,816	383	0.05	610,015	849	0.14
Money market	1,765,444	2,327	0.13	1,294,629	4,361	0.34
Time deposits	602,739	2,788	0.46	1,101,321	13,365	1.21
Securities sold under agreements to repurchase	113,881	141	0.12	84,514	283	0.33
Federal Home Loan Bank borrowings	—	—	—	139,439	1,540	1.10
Other borrowings	71,495	1,685	2.36	71,220	2,184	3.07

Total Interest-Bearing Liabilities	5,146,609	8,219	0.16	4,625,571	24,292	0.53

Noninterest demand	2,851,687			2,107,931
Other liabilities	123,446			81,279
Total Liabilities	8,121,742			6,814,781

Shareholders' equity	1,215,312			1,045,219

Total Liabilities & Equity	$9,337,054			$7,860,000

Cost of deposits			0.08%			0.32%
Interest expense as a % of earning assets			0.10%			0.34%
Net interest income as a % of earning assets		$276,541	3.27%		$263,203	3.65%

1On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.
Fees on loans have been included in interest on loans. Nonaccrual loans are included in loan balances.

CONSOLIDATED QUARTERLY FINANCIAL DATA			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	December 31,	September 30,	June 30,	March 31,	December 31,
(Amounts in thousands)	2021	2021	2021	2021	2020

Customer Relationship Funding
Noninterest demand
Commercial	$2,477,111	$2,535,922	$2,431,928	$2,189,564	$1,821,361
Retail	458,626	416,779	401,988	379,257	350,783
Public funds	107,523	84,337	88,057	83,315	90,973
Other	32,274	49,428	30,187	33,111	26,670
Total Noninterest Demand	3,075,534	3,086,466	2,952,160	2,685,247	2,289,787

Interest-bearing demand
Commercial	497,466	554,366	545,797	497,047	454,909
Retail	1,144,635	1,069,668	958,619	895,853	839,958
Public funds	248,111	221,131	259,468	255,035	271,202
Total Interest-Bearing Demand	1,890,212	1,845,165	1,763,884	1,647,935	1,566,069

Total transaction accounts
Commercial	2,974,577	3,090,288	2,977,725	2,686,611	2,276,270
Retail	1,603,261	1,486,447	1,360,607	1,275,110	1,190,741
Public funds	355,634	305,468	347,525	338,350	362,175
Other	32,274	49,428	30,187	33,111	26,670
Total Transaction Accounts	4,965,746	4,931,631	4,716,044	4,333,182	3,855,856

Savings	895,019	834,309	811,516	768,362	689,179

Money market
Commercial	732,639	827,901	787,894	692,537	611,623
Retail	840,054	834,628	737,554	701,453	661,311
Brokered	8,007	196,548	187,023	197,389	196,616
Public funds	71,181	92,562	94,719	79,800	86,820
Total Money Market	1,651,881	1,951,639	1,807,190	1,671,179	1,556,370

Brokered time certificates	—	20,000	20,000	93,500	233,815
Other time certificates	554,943	596,593	481,686	519,526	597,341
	554,943	616,593	501,686	613,026	831,156
Total Deposits	$8,067,589	$8,334,172	$7,836,436	$7,385,749	$6,932,561

Customer sweep accounts	$121,565	$105,548	$119,973	$109,171	$119,609

Explanation of Certain Unaudited Non-GAAP Financial Measures
This presentation contains financial information determined by methods other than Generally Accepted Accounting Principles (“GAAP”). Management uses these non-GAAP financial measures in its analysis of the Company’s performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company’s performance. The Company believes the non-GAAP measures enhance investors’ understanding of the Company’s business and performance and if not provided would be requested by the investor community. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might define or calculate these measures differently. The Company provides reconciliations between GAAP and these non-GAAP measures. These disclosures should not be considered an alternative to GAAP.

GAAP TO NON-GAAP RECONCILIATION			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends					Twelve Months Ended

(Amounts in thousands, except per share data)	4Q'21	3Q'21	2Q'21	1Q'21	4Q'20	4Q'21	4Q'20

Net Income	$36,330	$22,944	$31,410	$33,719	$29,347	$124,403	$77,764

Total noninterest income	18,706	19,028	15,322	17,671	14,930	70,727	61,570
Securities losses (gains), net	379	30	55	114	18	578	(1,235)
Gain on sale of domain name (included in other income)	(755)	—	—	—	—	(755)	—
Total Adjustments to Noninterest Income	(376)	30	55	114	18	(177)	(1,235)
Total Adjusted Noninterest Income	18,330	19,058	15,377	17,785	14,948	70,550	60,335

Total noninterest expense	50,263	55,268	45,784	46,120	43,681	197,435	185,552
Merger related charges	(482)	(6,281)	(509)	(581)	—	(7,853)	(9,074)
Amortization of intangibles	(1,304)	(1,306)	(1,212)	(1,211)	(1,421)	(5,033)	(5,857)
Business continuity expenses	—	—	—	—	—	—	(307)
Branch reductions and other expense initiatives	(168)	(870)	(663)	(449)	(354)	(2,150)	(818)
Total Adjustments to Noninterest Expense	(1,954)	(8,457)	(2,384)	(2,241)	(1,775)	(15,036)	(16,056)
Total Adjusted Noninterest Expense	48,309	46,811	43,400	43,879	41,906	182,399	169,496

Income Taxes	8,344	7,049	8,785	10,157	8,793	34,335	22,818
Tax effect of adjustments	280	2,081	598	577	440	3,536	3,635
Effect of change in corporate tax rate on deferred tax assets	774	—	—	—	—	774	—
Total Adjustments to Income Taxes	1,054	2,081	598	577	440	4,310	3,635
Adjusted Income Taxes	9,398	9,130	9,383	10,734	9,233	38,645	26,453
Adjusted Net Income	$36,854	$29,350	$33,251	$35,497	$30,700	$134,952	$88,950

Earnings per diluted share, as reported	$0.62	$0.40	$0.56	$0.60	$0.53	$2.18	$1.44
Adjusted Earnings per Diluted Share	0.62	0.51	0.59	0.63	0.55	2.36	1.65
Average diluted shares outstanding	59,016	57,645	55,901	55,992	55,739	57,088	53,930

Adjusted Noninterest Expense	$48,309	$46,811	$43,400	$43,879	$41,906	$182,399	$169,496
Provision for credit losses on unfunded commitments	—	(133)	—	—	795	(133)	(185)
Foreclosed property expense and net gain / (loss) on sale	175	(66)	90	65	(1,821)	264	(2,263)
Net Adjusted Noninterest Expense	$48,484	$46,612	$43,490	$43,944	$40,880	$182,530	$167,048

Revenue	$90,995	$90,352	$81,124	$84,281	$83,721	$346,752	$324,313
Total Adjustments to Revenue	(376)	30	55	114	18	(177)	(1,235)
Impact of FTE adjustment	123	131	131	131	112	516	460
Adjusted Revenue on a fully taxable equivalent basis	$90,742	$90,513	$81,310	$84,526	$83,851	$347,091	$323,538
Adjusted Efficiency Ratio	53.43%	51.50%	53.49%	51.99%	48.75%	52.59%	51.63%

Net Interest Income	$72,289	$71,324	$65,802	$66,610	$68,791	$276,025	$262,743
Impact of FTE adjustment	123	131	131	131	112	516	460
Net Interest Income including FTE adjustment	$72,412	$71,455	$65,933	$66,741	$68,903	$276,541	$263,203
Total noninterest income	18,706	19,028	15,322	17,671	14,930	70,727	61,570
Total noninterest expense	50,263	55,268	45,784	46,120	43,681	197,435	185,552
Pre-Tax Pre-Provision Earnings	$40,855	$35,215	$35,471	$38,292	$40,152	$149,833	$139,221
Total Adjustments to Noninterest Income	(376)	30	55	114	18	(177)	(1,235)
Total Adjustments to Noninterest Expense	(1,779)	(8,656)	(2,294)	(2,176)	(2,801)	(14,905)	(18,504)
Adjusted Pre-Tax Pre-Provision Earnings	$42,258	$43,901	$37,820	$40,582	$42,971	$164,561	$156,490

Average Assets	$10,061,382	$9,753,734	$9,025,846	$8,485,354	$8,376,396	$9,337,054	$7,860,000
Less average goodwill and intangible assets	(267,692)	(254,980)	(235,964)	(237,323)	(238,631)	(249,089)	(231,267)
Average Tangible Assets	$9,793,690	$9,498,754	$8,789,882	$8,248,031	$8,137,765	$9,087,965	$7,628,733

Return on Average Assets (ROA)	1.43%	0.93%	1.40%	1.61%	1.39%	1.33%	0.99%
Impact of removing average intangible assets and related amortization	0.08	0.07	0.08	0.09	0.10	0.08	0.09
Return on Average Tangible Assets (ROTA)	1.51	1.00	1.48	1.70	1.49	1.41	1.08
Impact of other adjustments for Adjusted Net Income	(0.02)	0.23	0.04	0.05	0.01	0.07	0.09
Adjusted Return on Average Tangible Assets	1.49	1.23	1.52	1.75	1.50	1.48	1.17

GAAP TO NON-GAAP RECONCILIATION			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends					Twelve Months Ended

(Amounts in thousands, except per share data)	4Q'21	3Q'21	2Q'21	1Q'21	4Q'20	4Q'21	4Q'20

Average Shareholders' Equity	$1,303,686	$1,248,547	$1,170,395	$1,136,416	$1,111,073	$1,215,312	$1,045,219
Less average goodwill and intangible assets	(267,692)	(254,980)	(235,964)	(237,323)	(238,631)	(249,089)	(231,267)
Average Tangible Equity	$1,035,994	$993,567	$934,431	$899,093	$872,442	$966,223	$813,952

Return on Average Shareholders' Equity	11.06%	7.29%	10.76%	12.03%	10.51%	10.24%	7.44%
Impact of removing average intangible assets and related amortization	3.23	2.27	3.12	3.59	3.36	3.03	2.66
Return on Average Tangible Common Equity (ROTCE)	14.29	9.56	13.88	15.62	13.87	13.27	10.10
Impact of other adjustments for Adjusted Net Income	(0.18)	2.16	0.39	0.39	0.13	0.70	0.83
Adjusted Return on Average Tangible Common Equity	14.11	11.72	14.27	16.01	14.00	13.97	10.93

Loan interest income[1]	$64,487	$64,517	$60,440	$62,390	$65,684	$251,834	$254,710
Accretion on acquired loans	(3,520)	(3,483)	(2,886)	(2,868)	(4,448)	(12,757)	(14,977)
Interest and fees on PPP loans	(3,352)	(5,917)	(5,127)	(6,886)	(5,187)	(21,282)	(11,974)
Loan interest income excluding PPP and accretion on acquired loans	$57,615	$55,117	$52,427	$52,636	$56,049	$217,795	$227,759

Yield on loans[1]	4.31	4.49	4.33	4.39	4.42	4.38	4.49
Impact of accretion on acquired loans	(0.24)	(0.24)	(0.21)	(0.20)	(0.30)	(0.22)	(0.27)
Impact of PPP loans	(0.13)	(0.22)	0.01	(0.04)	0.11	(0.10)	0.11
Yield on loans excluding PPP and accretion on acquired loans	3.94%	4.03%	4.13%	4.15%	4.23%	4.06%	4.33%

Net Interest Income[1]	$72,412	$71,455	$65,933	$66,741	$68,903	$276,541	$263,203
Accretion on acquired loans	(3,520)	(3,483)	(2,886)	(2,868)	(4,448)	(12,757)	(14,977)
Interest and fees on PPP loans	(3,352)	(5,917)	(5,127)	(6,886)	(5,187)	(21,282)	(11,974)
Net interest income excluding PPP and accretion on acquired loans	$65,540	$62,055	$57,920	$56,987	$59,268	$242,502	$236,252

Net Interest Margin	3.16	3.22	3.23	3.51	3.59	3.27	3.65
Impact of accretion on acquired loans	(0.15)	(0.15)	(0.14)	(0.15)	(0.23)	(0.15)	(0.21)
Impact of PPP loans	(0.10)	(0.18)	(0.06)	(0.11)	0.01	(0.11)	0.03
Net interest margin excluding PPP and accretion on acquired loans	2.91%	2.89%	3.03%	3.25%	3.37%	3.01%	3.47%

Security interest income[1]	$8,750	$7,956	$6,745	$6,485	$6,586	$29,936	$30,288
Tax equivalent adjustment on securities	(37)	(38)	(39)	(39)	(23)	(153)	(116)
Security interest income excluding tax equivalent adjustment	$8,713	$7,918	$6,706	$6,446	$6,563	$29,783	$30,172

Loan interest income[1]	$64,487	$64,517	$60,440	$62,390	$65,684	$251,834	$254,710
Tax equivalent adjustment on loans	(86)	(93)	(92)	(92)	(89)	(363)	(344)
Loan interest income excluding tax equivalent adjustment	$64,401	$64,424	$60,348	$62,298	$65,595	$251,471	$254,366

Net Interest Income[1]	$72,412	$71,455	$65,933	$66,741	$68,903	$276,541	$263,203
Tax equivalent adjustment on securities	(37)	(38)	(39)	(39)	(23)	(153)	(116)
Tax equivalent adjustment on loans	(86)	(93)	(92)	(92)	(89)	(363)	(344)
Net interest income excluding tax equivalent adjustment	$72,289	$71,324	$65,802	$66,610	$68,791	$276,025	$262,743

1On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.